Exhibit 5.2

November 1, 2023

Board of Directors

Kraft Heinz Foods Company

One PPG Place

Pittsburgh, Pennsylvania 15222

Kraft Heinz Foods Company

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Pennsylvania counsel to Kraft Heinz Foods Company (formerly known as H. J. Heinz Company), a Pennsylvania limited liability company (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed by the Company and The Kraft Heinz Company (formerly known as H.J. Heinz Holding Corporation) on the date of this opinion letter with the Securities and Exchange Commission (the “SEC”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of, among other securities, certain debt securities of the Company, as described in the Registration Statement (the “Debt Securities”).

We understand the Debt Securities (i) will be issued pursuant to an indenture dated as of July 1, 2015, by and among the Company, as issuer, The Kraft Heinz Company, as guarantor (the “Guarantor”), and Deutsche Bank Trust Company Americas (as successor trustee to Wells Fargo Bank, National Association), as trustee, which is filed as an exhibit to the Registration Statement (the “Indenture”), and which has been and may be supplemented from time to time by supplemental indentures, to be entered into among the Company, the Guarantor and such trustee and (ii) may be, as to the Company’s obligations thereunder, fully and unconditionally guaranteed pursuant to the Indenture by the Guarantor.

This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act. Capitalized terms used and not defined herein shall have the meanings assigned to them in the Registration Statement or the Indenture.

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Documents Reviewed

In connection with this opinion letter, we have examined the following documents:

(a) the Registration Statement, excluding (other than as stated in (c) below) the exhibits being filed therewith and incorporated by reference therein from previous filings made by the Company with the SEC;

(b) the prospectus contained in the Registration Statement (the “Prospectus”); and

(c) the Indenture.

In addition, we have examined and relied upon the following:

(i) a certificate from the Secretary of the Company certifying as to (A) true and correct copies of the articles of incorporation and by-laws of the Company as in effect on July 1, 2015 and the certificate of formation and LLC agreement as of the date hereof (the “Organizational Documents”) and (B) the incumbency and specimen signature of the individual authorized to execute and deliver the Indenture, and (C) the resolutions of the Board of Managers of the Company authorizing, among other things, the preparation, negotiation, execution and delivery of the Indenture;

(ii) a certificate dated October 31, 2023, issued by the Secretary of the Commonwealth of Pennsylvania, attesting to the limited liability company status of the Company in the Commonwealth of Pennsylvania; and

(iii) originals, or copies identified to our satisfaction as being true copies, of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter.

“Applicable Law” means the internal laws of the Commonwealth of Pennsylvania.

Assumptions Underlying Our Opinions

For all purposes of the opinions expressed herein, we have assumed, without independent investigation, the following:

(a) Factual Matters. To the extent that we have reviewed and relied upon (i) certificates of the Company or authorized representatives thereof, (ii) representations of the Company set forth in the Indenture (if any) and (iii) certificates and assurances from public officials, all of such certificates, representations and assurances are accurate with regard to factual matters and all official records (including filings with public authorities) are properly indexed and filed and are accurate and complete.

(b) Authentic and Conforming Documents. All documents submitted to us as originals are authentic, complete and accurate, and all documents submitted to us as copies conform to authentic original documents.

(c) Signatures. The signatures of individuals who have signed the Indenture are genuine and (other than those of individuals signing on behalf of the Company) authorized. All individuals who have signed the Indenture have the legal capacity to execute such document.

Our Opinions

Based on and subject to the foregoing and the exclusions, qualifications, limitations and other assumptions set forth in this opinion letter, we are of the opinion that:

1. Organizational Status. The Company is a validly existing limited liability company under the laws of the Commonwealth of Pennsylvania, and is subsisting under such laws.

2. Power and Authority. The Company has the power and authority to enter into the Indenture.

3. Authorization; Execution and Delivery. The Indenture has been duly authorized by all necessary action on the part of the Company, and has been duly executed and delivered by the Company pursuant to such authorization.

4. Noncontravention. Neither the execution and delivery by the Company of the Indenture, nor the performance by the Company of its obligations thereunder: (a) violates any provision of the Company’s Organizational Documents or (b) violates any statute or regulation of Applicable Law that, in each case, is applicable to the Company.

Matters Excluded from Our Opinions

We express no opinion with respect to the following matters:

(a) Certain Laws. The following federal and state laws, and regulations promulgated thereunder, and the effect of such laws and regulations on the opinions expressed herein: state securities and Blue Sky laws, antifraud, derivatives or commodities laws; banking laws; the USA PATRIOT Act of 2001 and other anti-terrorism laws; laws governing embargoed or sanctioned persons; anti-money laundering laws; anti-corruption laws; truth-in-lending laws; equal credit opportunity laws; consumer protection laws; pension and employee benefit laws; environmental laws; tax laws; health and occupational safety laws; building codes and zoning, subdivision and other laws governing the development, use and occupancy of real property; the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other antitrust and unfair competition laws; the Assignment of Claims Act of 1940, as amended; the Hague Securities Convention; and laws governing specially regulated industries (such as communications, energy, gaming, healthcare, insurance, transportation and utilities) or specially regulated products or substances (such as alcohol, drugs, food and radioactive materials).

(b) Local Ordinances. The ordinances, statutes, administrative decisions, orders, rules and regulations of any municipality, county, special district or other political subdivision of a state.

(c) Enforceability. The validity, binding effect or enforceability of the Indenture or any other document referred to in the Registration Statement.

Qualifications and Limitations Applicable to Our Opinions

The opinions set forth above are subject to the following qualifications and limitations:

(a) Applicable Law. Our opinions are limited to Applicable Law and we do not express any opinion concerning any other law.

(b) Noncontravention. With respect to our opinion as to whether the execution, delivery and performance of the Indenture violates Applicable Law, (i) such opinion is limited to our review of only those statutes and regulations of Applicable Law that, in our experience, are normally applicable to transactions of the type contemplated by the Indenture and to business organizations generally and (ii) other than performance of any payment obligation under the Indenture, we express no opinion whether performance by the Company of its obligations under the Indenture after the date hereof would violate any Applicable Law.

Miscellaneous

The foregoing opinions are being furnished only for the purpose referred to in the first paragraph of this opinion letter. Our opinions are based on statutes, regulations and administrative and judicial interpretations which are subject to change. We undertake no responsibility to update or supplement these opinions subsequent to the effective date of the Registration Statement. Headings in this opinion letter are intended for convenience of reference only and shall not affect its interpretation. We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement on or about the date hereof, to the incorporation by reference of this opinion of counsel into the Registration Statement and to the reference to our firm in the Prospectus under the caption “Validity of the Securities.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ McGuireWoods LLP

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